Exhibit 99.1
Darden Restaurants Reports Fiscal 2023 Third Quarter Results;
Declares Quarterly Dividend;
And Updates Fiscal 2023 Financial Outlook

ORLANDO, Fla., March 23, 2023 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the third quarter ended February 26, 2023.

Third Quarter 2023 Financial Highlights
•Total sales increased 13.8% to $2.8 billion driven by a blended same-restaurant sales increase of 11.7% and sales from 35 net new restaurants
•Same-restaurant sales:

Consolidated Darden	11.7%
Olive Garden	12.3%
LongHorn Steakhouse	10.8%
Fine Dining	11.7%
Other Business	11.7%
•Reported diluted net earnings per share increased 21.2% to $2.34 as compared to last year's reported diluted net earnings per share
•The Company repurchased $124 million of its outstanding common stock

“I'm proud that we significantly exceeded the industry for both same-restaurant sales and traffic this quarter, outperforming even more on traffic than on sales,” said Darden President & CEO Rick Cardenas. “Our ability to invest in pricing below inflation over time provides strong value to our guests and reinforces the power of our strategy and our restaurant teams’ commitment to being brilliant with the basics.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses.

	Q3 Sales		Q3 Segment Profit
($ in millions)	2023	2022	2023	2022
Consolidated Darden	$2,786.2	$2,448.9
Olive Garden	$1,301.2	$1,142.6	$293.0	$240.0
LongHorn Steakhouse	$695.5	$612.7	$121.2	$111.5
Fine Dining	$235.6	$208.2	$51.3	$47.7
Other Business	$553.9	$485.4	$77.8	$67.2

	YTD Sales		YTD Segment Profit
($ in millions)	2023	2022	2023	2022
Consolidated Darden	$7,718.8	$7,027.1
Olive Garden	$3,608.6	$3,310.2	$728.0	$728.4
LongHorn Steakhouse	$1,900.6	$1,727.0	$298.8	$302.6
Fine Dining	$621.0	$565.7	$120.2	$121.0
Other Business	$1,588.6	$1,424.2	$209.1	$214.3

Average weekly sales by segment compared to fiscal 2020 due to impact of pandemic on fiscal 2022 and 2021:

	Q3 Average Weekly Sales[1]
	2023	2020
Consolidated Darden	$113,266	$100,195
Olive Garden	$112,384	$103,998
LongHorn Steakhouse	$96,905	$76,101
Fine Dining	$201,736	$177,847
Other Business	$118,593	$109,129
______________
1 Represents average weekly sales by location, excluding permanently closed restaurants.

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.21 per share on the Company's outstanding common stock. The dividend is payable on May 1, 2023 to shareholders of record at the close of business on April 10, 2023.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.87 million shares of its common stock for a total cost of approximately $124 million. As of the end of the fiscal third quarter, the Company had approximately $687 million remaining under the current $1 billion repurchase authorization.

Fiscal 2023 Financial Outlook
The Company updated its financial outlook:
•Total sales of $10.45 to $10.5 billion
•Same-restaurant sales growth of 6.5% to 7%
•New restaurant openings of ~55
•Total capital spending of $550 to $575 million
•Total inflation of 7% to 7.5%
•An effective tax rate of approximately 13%
•Diluted net earnings per share from continuing operations of $7.85 to $8.00
•Approximately 123 million weighted average diluted shares outstanding

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, March 23, 2023 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://app.webinar.net/WeAjxo8r9qw at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-800-225-9448 and provide the conference passcode DARDEN. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: the impacts of the novel coronavirus (COVID-19) pandemic on our business and the global economy, a failure to address cost pressures and a failure to effectively deliver cost management activities, economic factors and their impacts on the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, labor and insurance costs, health concerns including food-related pandemics or outbreaks of flu or other viruses, food safety and food-borne illness concerns, technology failures including failure to maintain a secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing and guest relationship tactics, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, failure to execute a business continuity plan following a disaster, shortages or interruptions in the delivery of food and other products and services, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, risks of doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, failure to protect our intellectual property, litigation, unfavorable publicity, disruptions in the financial markets, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	2/26/23	2/27/22
Olive Garden	893	881
LongHorn Steakhouse	554	539
Cheddar's Scratch Kitchen	179	173
Yard House	86	85
The Capital Grille	61	61
Seasons 52	43	44
Bahama Breeze	42	42
Eddie V's	29	27
The Capital Burger	3	3
Darden Continuing Operations	1,890	1,855

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	2/26/2023	2/27/2022	2/26/2023	2/27/2022
Sales	$2,786.2	$2,448.9	$7,718.8	$7,027.1
Costs and expenses:
Food and beverage	887.0	752.7	2,500.6	2,132.2
Restaurant labor	874.2	798.7	2,476.5	2,279.5
Restaurant expenses	440.3	395.7	1,260.8	1,158.8
Marketing expenses	28.2	27.2	89.6	73.0
General and administrative expenses	107.0	83.3	285.7	289.7
Depreciation and amortization	98.3	94.3	290.7	275.4
Impairments and disposal of assets, net	1.3	(3.8)	(12.4)	(5.5)
Total operating costs and expenses	$2,436.3	$2,148.1	$6,891.5	$6,203.1
Operating income	349.9	300.8	827.3	824.0
Interest, net	19.6	17.5	59.2	49.8
Earnings before income taxes	330.3	283.3	768.1	774.2
Income tax expense	43.5	35.4	100.2	101.2
Earnings from continuing operations	$286.8	$247.9	$667.9	$673.0
Losses from discontinued operations, net of tax benefit of $0.2, $0.0, $0.5 and $0.4, respectively	(0.2)	(0.9)	(1.1)	(1.9)
Net earnings	$286.6	$247.0	$666.8	$671.1
Basic net earnings per share:
Earnings from continuing operations	$2.36	$1.95	$5.47	$5.22
Losses from discontinued operations	—	(0.01)	(0.01)	(0.01)
Net earnings	$2.36	$1.94	$5.46	$5.21
Diluted net earnings per share:
Earnings from continuing operations	$2.34	$1.93	$5.42	$5.17
Losses from discontinued operations	—	—	(0.01)	(0.01)
Net earnings	$2.34	$1.93	$5.41	$5.16
Average number of common shares outstanding:
Basic	121.4	127.0	122.2	128.9
Diluted	122.5	128.2	123.2	130.1

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	2/26/2023	5/29/2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$275.3	$420.6
Receivables, net	57.6	72.0
Inventories	305.9	270.6
Prepaid income taxes	86.2	274.8
Prepaid expenses and other current assets	165.9	141.4
Total current assets	$890.9	$1,179.4
Land, buildings and equipment, net	3,611.1	3,356.0
Operating lease right-of-use assets	3,435.5	3,465.1
Goodwill	1,037.4	1,037.4
Trademarks	806.3	806.3
Other assets	294.2	291.6
Total assets	$10,075.4	$10,135.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$423.8	$366.9
Accrued payroll	167.9	181.5
Accrued income taxes	23.5	32.1
Other accrued taxes	64.6	64.5
Unearned revenues	548.0	498.0
Other current liabilities	722.6	704.5
Total current liabilities	$1,950.4	$1,847.5
Long-term debt	880.9	901.0
Deferred income taxes	146.1	201.1
Operating lease liabilities - non-current	3,738.5	3,755.8
Other liabilities	1,315.6	1,232.2
Total liabilities	$8,031.5	$7,937.6
Stockholders’ equity:
Common stock and surplus	$2,213.2	$2,226.0
Retained earnings (deficit)	(169.4)	(25.9)
Accumulated other comprehensive income (loss)	0.1	(1.9)
Total stockholders’ equity	$2,043.9	$2,198.2
Total liabilities and stockholders’ equity	$10,075.4	$10,135.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	2/26/2023	2/27/2022
Cash flows—operating activities
Net earnings	$666.8	$671.1
Losses from discontinued operations, net of tax	1.1	1.9
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	290.7	275.4
Impairments and disposal of assets, net	(12.4)	(5.5)
Stock-based compensation expense	52.6	49.8
Change in current assets and liabilities and other, net	141.7	(76.2)
Net cash provided by operating activities of continuing operations	$1,140.5	$916.5
Cash flows—investing activities
Purchases of land, buildings and equipment	(410.5)	(275.6)
Proceeds from disposal of land, buildings and equipment	21.4	10.1
Purchases of capitalized software and changes in other assets, net	(20.4)	(15.4)
Net cash used in investing activities of continuing operations	$(409.5)	$(280.9)
Cash flows—financing activities
Net proceeds from issuance of common stock	18.3	36.4
Dividends paid	(443.3)	(426.2)
Repurchases of common stock	(423.5)	(834.1)
Principal payments on finance leases	(14.2)	(9.0)
Payments of debt issuance costs	—	(2.5)
Net cash used in financing activities of continuing operations	$(862.7)	$(1,235.4)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(5.5)	(8.1)
Net cash used in discontinued operations	$(5.5)	$(8.1)

Decrease in cash, cash equivalents, and restricted cash	(137.2)	(607.9)
Cash, cash equivalents, and restricted cash - beginning of period	472.1	1,214.7
Cash, cash equivalents, and restricted cash - end of period	$334.9	$606.8

Reconciliation of cash, cash equivalents, and restricted cash:	2/26/2023	2/27/2022
Cash and cash equivalents	$275.3	$555.3
Restricted cash included in prepaid expenses and other current assets	59.6	51.5
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$334.9	$606.8